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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-197247) and related Prospectus of Genocea Biosciences, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 21, 2014, with respect to the financial statements of Genocea Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
July 11, 2014

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM